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                                                                  Exhibit 99(j)


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 59 to the Registration Statement (Form N-1A, No 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our reports dated February 13, 2006 on the Active International Allocation Portfolio, Emerging Markets Portfolio, Global Franchise Portfolio, Global Value Equity Portfolio, International Equity Portfolio, International Growth Equity Portfolio, International Magnum Portfolio, International Real Estate Portfolio, International Small Cap Portfolio, Focus Equity Portfolio, Large Cap Relative Value Portfolio (formerly Value Equity Portfolio), Small Company Growth Portfolio, U.S. Large Cap Growth Portfolio (formerly Equity Growth Portfolio), U.S. Real Estate Portfolio, Emerging Markets Debt Portfolio, Money Market Portfolio and Municipal Money Market Portfolio (seventeen of the portfolios of Morgan Stanley Institutional Fund, Inc.) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2005.


                                            /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2006